As filed with the Securities and Exchange Commission on July 26, 2006


                                       Investment Company Act File No. 811-21605

                         ------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM N-2


       /X/ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                                 Amendment No. 3


                        (Check appropriate box or boxes.)




          THE TOPIARY MASTER FUND FOR BENEFIT PLAN INVESTORS (BPI) LLC
               (Exact Name Of Registrant As Specified In Charter)
                                 345 Park Avenue
                            New York, New York 10154
                    (Address Of Principal Executive Offices)
                                 (212) 454-3000
              (Registrant's Telephone Number, Including Area Code)

                                 Joshua Kestler
                                 Vice President
                           c/o Topiary Fund Management
                                 345 Park Avenue
                            New York, New York 10154


                     (Name and address of agent for service)

                                    Copy to:


     John A. MacKinnon, Esq.                        John H. Kim, Esq.
        Sidley Austin LLP                      Director and Senior Counsel
       787 Seventh Avenue                       Deutsche Asset Management
    New York, New York 10019                         345 Park Avenue
                                                 New York, New York 10154

                                EXPLANATORY NOTE

      This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by U.S. and non-U.S. investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

          THE TOPIARY MASTER FUND FOR BENEFIT PLAN INVESTORS (BPI) LLC

                       CONTENTS OF REGISTRATION STATEMENT

      This registration statement of The Topiary Master Fund for Benefit Plan Investors (BPI) LLC contains the following documents:

      Facing Sheet

      Explanatory Note

      Contents of Registration Statement

      Part A

      Part B

      Part C

      Signature Page

      Exhibits

                                     PART A


                                  July 26, 2006


      Responses to Items 1, 2, 3.2, 4, 5, 6, and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.


      Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from the Registration Statement on Form N-2 of The Topiary Fund for Benefit Plan Investors (BPI) LLC ("Topiary") (1933 Act File No. 333-111561 and 1940 Act File No. 811-21480), as filed with the Securities and Exchange Commission (the "SEC") on July 25, 2006 ("Topiary's Registration Statement on Form N-2).

ITEM 3.1. - FEE TABLE AND SYNOPSIS.

      Member Transaction Expenses
        Maximum Sales Charge (Load) (as a percentage of                  2.50%
        the offering price)....................................

      Annual Expenses (as a percentage of net assets attributable to Interests)
        Investment Management Fee...............................         1.00%
        Administrative Fee......................................         0.08%
        Other Expenses(1).......................................         0.84%

      Total Annual Expenses.....................................         1.92%
      Waivers/Reimbursement (2).................................        (0.17)%

      Net Annual Expenses.......................................         1.75%


      ------------------

      (1) Reflects all expected ordinary operating expenses of the Master Fund, other than the Investment Management Fee.


      (2) Pursuant to the Expense Limitation Agreement, the Adviser has contractually agreed to waive and/or reimburse the Master Fund's expenses to the extent necessary to ensure that the Master Fund's annualized expenses (excluding the Incentive Allocation, if any) will not exceed 1.75%. The initial term of the Expense Limitation Agreement ended on March 31, 2005 and has been renewed for additional one-year terms now ending on March 31, 2007. Thereafter, the Expense Limitation Agreement is automatically renewed for each fiscal year thereafter unless the Adviser provides written notice to the Master Fund of the termination of the Expense Limitation Agreement at least 30 days prior to the end of the then-current term.


ITEM 8. - GENERAL DESCRIPTION OF THE REGISTRANT.

      The Topiary Master Fund for Benefit Plan Investors (BPI) LLC (the "Master Fund") is a closed-end, non-diversified management investment company that was organized as a limited liability company under the laws of the State of Delaware on July 16, 2004. Interests in the Master Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Fund may be made only by U.S. and non-U.S. investment companies, common or commingled trust fund, organizations or trusts described in Sections 401(a) or 501(a) of the Code, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      Information on the Master Fund's investment objective, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections "Investment Objectives, Methodology, and Policies," "Principal Risk Factors Relating to the Fund's Structure" and "Principal Risk Factors, Types of Investments, and Investment Strategies of the Investment Funds" in Topiary's prospectus included in Topiary's Registration Statement on Form N-2.

ITEM 9. - MANAGEMENT.

      A description of how the business of the Master Fund is managed is incorporated herein by reference from the section titled "Management of the Fund" in Topiary's prospectus included in Topiary's Registration Statement on Form N-2. The following list identifies the specific sections of Topiary's prospectus under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

Item 9.1(a) Management of the Fund - The Board

Item 9.1(b) Management of the Fund - The Adviser

Item 9.1(c) Management of the Fund - Portfolio Manager

Item 9.1(d) Management of the Fund - The Administrator

Item 9.1(e) Management of the Fund - The Custodian

Item 9.1(f) Management of the Fund - Fees, Allocations and Expenses

Item 9.1(g) Not Applicable

Item 9.2(a) Not Applicable

Item 9.2(b) Not Applicable

Item 9.2(c) Not Applicable

Item 9.2(d) Not Applicable

      The Master Fund is managed by DB Investment Managers, Inc. ("DBIM" or the "Adviser"). The Adviser is an indirect, wholly owned subsidiary of Deutsche Bank AG ("Deutsche Bank"), an international commercial and investment banking group. Deutsche Bank is a major global banking institution that is engaged in a wide range of financial services activities, including investment management; mutual funds; retail, private, and commercial banking; investment banking; and insurance.

ITEM 9.3. - CONTROL PERSONS


      In the aggregate, Topiary, a Delaware limited liability company, and the Adviser own 100% of the beneficial interests of the Offshore Fund. As of April 30, 2006, the Offshore Fund owned approximately 98.5% of the beneficial interests of the Master Fund and is therefore deemed to "control" the Master Fund.


ITEM 10. - CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES.

      The Master Fund is organized as a limited liability company under the laws of the State of Delaware and will be classified as a partnership for income tax purposes.

      The beneficial interest in the Master Fund are divided into interests ("Interests"). The number of Interests in the Master Fund are unlimited. All Interests issued by the Master Fund are fully paid and nonassessable. Interest holders ("Interest Holders" or "Members") have no preemptive or other rights to subscribe to any additional Interests or other securities issued by the Master Fund. The minimum capital contribution ("Capital Contribution) of each Member to the capital of the Fund is such amount as the Board of Directors of the Master Fund (the "Board") in its sole and absolute discretion may determine from time to time. The amount of the initial Capital Contribution of each Member is recorded on the books and records of the Master Fund upon acceptance as a contribution to the capital of the Master Fund. The Directors are not entitled to make voluntary contributions of capital to the Master Fund as Directors of the Master Fund, but may make voluntary contributions to the capital of the Master Fund as Members. The Board has full power and authority, in their sole discretion, and without obtaining Member approval, (a) to issue original or additional Interests at such times and on such terms and conditions as they deem appropriate, (b) to establish and to change in any manner Interests with such preference, terms to conversion, voting powers, rights, and privileges as the Board may determine (but the Board may not change Interests in a manner materially adverse to the Members), (c) to divide or combine the Interests in the Master Fund into a greater or lesser number, (d) to terminate the Master Fund, (e) to issue Interests to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses and
(f) to take such other action with respect to the Interests as the Board may deem desirable.

      The Master Fund may be terminated by a majority vote of Members of the Master Fund or the Board by written notice to the Members.

      The Master Fund, as permitted by the 1940 Act, may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18-209(a) of the Delaware
Act) pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

      The Board may, without the prior consent or vote of the Members, (i) cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization (each, a "successor entity") to take over all of the Master Fund property or assets or to carry on any business in which the Master Fund shall directly or indirectly have any interest, (ii) sell, convey or transfer Master Fund property or assets to any such successor entity in exchange for the equity interests thereof or otherwise and (iii) lend money to, subscribe for the equity interests in, and enter into any contracts with, any such successor entity.

ITEM 10.2. - LONG-TERM DEBT.

      Not applicable.

ITEM 10.3 - GENERAL.

      Not applicable.

ITEM 10.4 - TAXES.

      Information on the taxation of the Master Fund is incorporated by reference from the section titled "Taxes" in Topiary's prospectus included in Topiary's Registration Statement on Form N-2.

ITEM 10.5 - OUTSTANDING SECURITIES.


      As of March 31, 2006, the Master Fund had approximately $72,011,322 in outstanding limited liability company interests.

ITEM 10.6 - SECURITIES RATINGS.

      Not applicable.

ITEM 11- DEFAULTS AND ARREARS ON SENIOR SECURITIES.

      Not applicable.

ITEM 12 - LEGAL PROCEEDINGS.

      Not applicable.

ITEM 13 - TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.

                                                                        Page
                                                                        ----

General Information and History                                         7
Investment Objective and Policies                                       7
Management                                                              8
Control Persons and Principal Holders of Securities                     8
Investment Advisory and Other Services                                  8
Brokerage Allocation and Other Practices                                9
Tax Status                                                              9
Financial Statements                                                    9

                                     PART B


                                  July 26, 2006


      THE TOPIARY MASTER FUND FOR BENEFIT PLAN INVESTORS (BPI) LLC

ITEM 14. COVER PAGE.


      Part B of this Registration Statement on Form N-2 of The Topiary Master Fund for Benefit Plan Investors (BPI) LLC (the "Master Fund") should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement. To obtain a copy of the Master Fund's Part A, please call DWS Scudder Distributors, Inc. at 1-888-262-0695, or write to DWS Scudder Distributors, Inc., 222 South Riverside Plaza, Attn: Correspondence 27th Floor, Chicago, IL 60606-1048.


      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from Topiary's Registration Statement on Form N-2.

ITEM 15. - TABLE OF CONTENTS.

                                                                 Page
                                                                 ----

General Information and History                                  7
Investment Objective and Policies                                7
Management                                                       8
Control Persons and Principal Holders of Securities              8
Investment Advisory and Other Services                           8
Brokerage Allocation and Other Practices                         9
Tax Status                                                       9
Financial Statements                                             9


ITEM 16. - GENERAL INFORMATION AND HISTORY.

      Not applicable.

ITEM 17. - INVESTMENT OBJECTIVE AND POLICIES.

      Part A contains basic information about the investment objective, policies and limitations of the Master Fund. This Part B supplements the discussion in Part A of the investment objective, policies, and limitations of the Master Fund.

      Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Master Fund, the types of securities bought and investment techniques used by the Master Fund and certain risks attendant thereto, as well as other information on the Master Fund's investment programs, is incorporated by reference from the section titled "Additional Information on Investment Techniques and Operations of the Fund and Related Risks" in Topiary's Statement of Additional Information included in Topiary's Registration Statement on Form N-2.

ITEM 18. - MANAGEMENT.

      Information about the Directors and Officers of the Master Fund, their roles in the management of the Master Fund, the compensation of the Directors, and the committees of the Board of the Master Fund is incorporated by reference from the section titled "Management of the Fund" in Topiary's prospectus and from the section titled "Directors and Officers" in Topiary's Statement of Additional Information included in Topiary's Registration Statement on Form N-2.

ITEM 19. - CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


      In the aggregate, Topiary, a Delaware limited liability company, and the Adviser own 100% of the beneficial interests of the Offshore Fund. As of April 30, 2006, the Offshore Fund owned approximately 98.5% of the beneficial interests of the Master Fund and is therefore 0deemed to "control" the Master Fund.


      Because Topiary, through its investment in the Offshore Fund, may be deemed to control the Master Fund, Topiary may take actions affecting the Master Fund without the approval of any other investor. The addition of other investors in the Master Fund may alter Topiary's ability to control the Master Fund.

      Topiary has informed the Master Fund that whenever it is requested to vote on any proposal of the Master Fund, it will hold a meeting of Members and will cast its vote as instructed by its Members. It is anticipated that any other investors in the Master Fund would follow the same or similar practice.

      The address of Topiary is the same as that of the Master Fund.

ITEM 20. - INVESTMENT ADVISORY AND OTHER SERVICES.

      Information on the investment management and other services provided for or on behalf of the Master Fund is incorporated herein by reference from the section titled "Management of the Fund" in Topiary's prospectus included in Topiary's Registration Statement on Form N-2. The following list identifies the specific sections in Topiary's prospectus or statement of additional information under which the information required by Item 20 of Form N-2 may be found; each section is incorporated herein by reference.

Item 20.1(a)      Prospectus - Management of the Fund - The Adviser

Item 20.1(b)      Prospectus - Management of the Fund - The Adviser

Item 20.1(c)      Prospectus - Management of the Fund - The Adviser

Item 20.2         Prospectus - Management of the Fund - The Adviser

Item 20.3         Not Applicable

Item 20.4 Prospectus - Management of the Fund - Portfolio Manager, the Administrator, and the Custodian

Item 20.5         Not Applicable

Item 20.6         Prospectus - Management of the Fund - The Custodian;
                  Statement of Additional

                  Information - Legal Counsel

Item 20.7         Statement of Additional Information - Legal Counsel

Item 20.8         Not Applicable

ITEM 21. - BROKERAGE ALLOCATION AND OTHER PRACTICES.

      A description of the Master Fund's brokerage allocation and other practices is incorporated herein by reference from the sections titled "Portfolio Transactions" in Topiary's prospectus and Statement of Additional Information, included in Topiary's Registration Statement on Form N-2.

ITEM 22. - TAX STATUS

      Information on the taxation of the Master Fund is incorporated by reference from the section titled "Taxes" in Topiary's prospectus included in Topiary's Registration Statement on Form N-2.

ITEM 23. - FINANCIAL STATEMENTS.

      The financial statements of the Master Fund are incorporated herein by reference from the sub-section entitled "Financial Statements" in Part B of Topiary's Registration Statement on Form N-2.

                                     PART C
                                OTHER INFORMATION

Item 24. Financial Statements and Exhibits.

Exhibit
Number
------

(1)   Financial Statements:

      Included in Part A:


      Included in Part B:
         Financial Statements.(1)


(2)   Exhibits:

      (a)   (i)   Certificate of Formation of Limited Liability Company.(2)

            (ii) Limited Liability Company Agreement, dated as of July 16, 2004.(2)

      (b)   Not applicable.

      (c)   Not applicable.

      (d)   Not applicable.

      (e)   Not applicable.

      (f)   Not applicable.

      (g) Form of Investment Management Agreement between DB Investment Managers, Inc., and the Registrant.(2)

      (h)   Not applicable.

      (i)   Not applicable.

      (j)   (i)   Form of Custody Agreement between PFPC Trust Company and the
                  Registrant.(3)

      (k)   (i)   Form of Administration and Accounting Services Agreement
                  between PFPC Inc. and the Registrant.(3)

      (k)   (ii)  Form of Services Agreement between Investment Company Capital
                  Corp and the Registrant. (3)

      (k)   (iii) Form of Fee Waiver/Expense Reimbursement Agreement.(4)



------------------
(1) Incorporated herein by reference from the sub-section entitled "Financial Statements" in Part B of Topiary's Registration Statement on Form N-2 (1933 Act File No. 333-111561 and 1940 Act File No. 811-21480), as filed with the SEC on July 26, 2006 ("Topiary's Registration Statement on Form N-2").

(2) Previously filed as an exhibit to the Registrant's initial registration statement (File No. 811-21605) on July 23, 2004.

(3) Previously filed as an exhibit to Amendment No. 1 to the Registrant's registration statement (File No. 811-21605) on September 14, 2004.

(4) Incorporated herein by reference to Topiary's Registration Statement on Form N-2 (1933 Act File No. 333-111562 and 1940 Act File No. 811-21605),
      as filed with the SEC on September 10, 2004.

      (l)   Not applicable.

      (m)   Not applicable.


      (n)   Not applicable.


      (o)   Not applicable.

      (q)   Not applicable.

      (r)   (i)   Code of Ethics of the Registrant.(5)

            (ii)  Code of Ethics of the Adviser and Distributor.(4)

            (iii) Code of Ethics for Senior Officers of the Registrant.(4)


Item 25. - Market Arrangements.

      Not applicable.

Item 26. - Other Expenses of Issuance and Distribution.

      Not applicable.

Item 27. - Persons Controlled By or Under Common Control.

      See Item 19 included in Part B of this Registration Statement.

Item 28. - Number of Holders of Securities.


      As of March 31, 2006, the Master Fund had the following number of record owners of Interests:


               Title of Class                     Number of Record Holders
               --------------                     ------------------------
     Limited Liability Company Interests                      2

Item 29. - Indemnification.

      A policy of insurance covering DB Investment Managers, Inc. its affiliates, and all of the registered investment companies advised by DB Investment Managers, Inc. will be obtained to insure the Registrant's trustees and officers and others against liability arising by reason of an alleged breach of duty caused by any negligent act, error or accidental omission in the scope of their duties. Article III, Section 3.7 of the Registrant's Operating Agreement is as follows:

      (a) To the fullest extent permitted by law, the Fund shall, subject to
Section 3.7(b) hereof, indemnify each Director (including for this purpose their executors, heirs, assigns, successors, or other legal representatives), the Investment Adviser and Tax Matters Member (including for this purpose each affiliate, shareholder, partner, member, officer, director, principal, employee, or agent of the Investment Adviser and the Tax Matters Member) and the executors, heirs, assigns, successors, or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise affiliated, with the Investment Adviser or the Tax Matters Member (and their executors, heirs, assigns, successors, or other legal representatives) against all losses, claims, damages, liabilities, costs,

--------------------
(5)   Incorporated by reference to Topiary's Registration Statement on Form N-2.

and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director, Investment Adviser, or the Tax Matters Member, as the case may be, of the Fund or the past or present performance of services to the Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

      (b). Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that: (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill his or its undertaking; or (iii) a majority of the Directors (excluding any Director who is seeking advancement of expenses hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

      (c) As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree, or otherwise) without an adjudication or a decision on the merits by a court of competent jurisdiction, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if: (i) approved as in the best interests of the Fund by vote of a majority of the Directors (excluding any Director who is seeking indemnification hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office; or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

      (d) Any indemnification or advancement of expenses made pursuant to this
Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits in a court of competent jurisdiction in any action, suit, investigation, or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

      (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 as to which he, she, or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

      (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Director or other person.

Item 30. - Business and Other Connections of the Investment Adviser.

      a. DB Investment Managers, Inc. ("DBIM"), a registered investment adviser, serves as the investment adviser to DB Hedge Strategies Fund LLC and other institutional and privately managed accounts.

      b. Business and other connections of the directors and officers of DBIM are set forth below.


     Name and Current Position with DB                     Business and Other Connections During the Past 2 Fiscal Years
         Investment Managers, Inc.
Pamela Kiernan                                   Managing Director and Chief Operating Officer, DB Absolute Return Strategies;
Director                                         Formerly, Chief Operating Officer - Americas, DB Advisors LLC

Steven L. Bossi                                  Head of Multi-Manager Hedge Fund Team, Portfolio Manager and Hedge Fund Analyst
Managing Director                                for Multi-Manager Funds, DB Absolute Return Strategies; Formerly, President and
Member of Investment Committee and Fund of       Chief Investment Officer of a family office, where he actively managed hedge
Funds Investment Committee                       funds


Hans DeWitte                                     Global Business Area Controller, DB Absolute Return Strategies; Formerly,
Director                                         Financial Services


                                       13

                                                 Senior Manager, KPMG Consulting Inc.


Chief Financial Officer

Sergio Bienstock                                 Managing Director, DB Absolute Return Strategies
Director

Adam Joffe                                       Director, DB Absolute Return Strategies
Vice President

James Fraser                                     Director, Deutsche Asset Management Group Credit Office
Vice President

Katherine Gallo                                  Vice President, Deutsche Asset Management Group Credit Office
Vice President

Tanya E. Ghaleb-Harter                           Hedge Fund Strategist and Asset Allocation Strategist for Multi-Manager Funds,
Member of Fund of Funds Investment Committee     DB Absolute Return Strategies

Marielena Glassman                               Treasurer, Principal Accounting Officer and Financial Officer, DB Hedge
Managing Director                                Strategies Fund LLC, The Topiary Fund for Benefit Plan Investors (BPI) LLC, The
Member of Investment Committee                   Topiary Master Fund for Benefit Plan Investors (BPI) LLC; Global Chief
                                                 Administrative Officer, DB Absolute Return Strategies, International Equities
                                                 Analyst and Business Manager for Private Bank Asset Allocation Products,
                                                 Deutsche Asset Management

Anthony Conte                                    Formerly, Manager for Capital Markets Regulatory Advisory Services,
Chief Compliance Officer                         PricewaterhouseCoopers LLP

John H. Kim                                      Director, Deutsche Asset Management
Director
Senior Counsel
Secretary

Robert C. Parauda                                Portfolio Manager and Hedge Fund Analyst for Multi-Manager Funds, DB Absolute
Member of Fund of Funds Investment Committee     Return Strategies

Richard Goldsmith                                Global Head and C.E.O., DB Absolute Return Strategies
President, Managing Director and C.E.O.
Chairperson of Investment Committee

Antonio Reina                                    Deutsche Asset Management
Assistant Secretary

Item 31. - Location of Accounts and Records.


      Accounts and records of the Master Fund are maintained at the Master Fund's office at 345 Park Avenue, New York, New York 10154, or at the offices of PFPC Inc., at 400 Bellevue Parkway, Wilmington, Delaware, 19809, in PFPC's capacity as administrator of the Master Fund.


Item 32. - Management Services.

      Not applicable

Item 33. - Undertakings.

      Not applicable.

                                   SIGNATURES


      Pursuant to the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Summit and the State of New Jersey on the 26th day of July, 2006.


                                            THE TOPIARY MASTER FUND FOR BENEFIT
                                            PLAN INVESTORS (BPI) LLC



                                            By:  /s/ Pamela Kiernan
                                                 ------------------------------
                                                 Name:  Pamela Kiernan
                                                 Title: President